SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                  Date of Report
                  (Date of earliest
                  event reported):    May 22, 1996


                                 WPL Holdings, Inc.
             (Exact name of registrant as specified in its charter)


     Wisconsin                       1-9894                    39-1380265
   (State or other              (Commission File             (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                222 West Washington Avenue, Madison, Wisconsin 53703 (Address of principal executive offices, including zip code)


                                 (608) 252-3311
                         (Registrant's telephone number)

   Item 5.     Other Events.

          On November 10, 1995, WPL Holdings, Inc., a holding company incorporated under the laws of the State of Wisconsin ("WPL"), IES Industries Inc., a holding company incorporated under the laws of the State of Iowa ("IES"), and Interstate Power Company, an operating public utility incorporated under the laws of the State of Delaware ("IPC"), among others, entered into an Agreement and Plan of Merger, providing for the strategic three-way business combination of WPL, IES and IPC (hereinafter referred to as the "Merger"). In the Merger, WPL, as the surviving holding company, will change its name to Interstate Energy Corporation ("Interstate Energy").

          On May 22, 1996, WPL, IES and IPC entered into an amendment to the Agreement and Plan of Merger (the Agreement and Plan of Merger as so amended is hereinafter referred to as the "Merger Agreement") to recognize the increase in value associated with IES's investment in McLeod, Inc., a telecommunications service provider based in Cedar Rapids, Iowa ("McLeod"). As a result of the amendment, the Merger Agreement provides that if, among other things, McLeod completes a proposed initial public offering of its Class A Common Stock at a price equal to or greater than $13.00 per share prior to the closing date of the Merger, then each outstanding share of common stock, no par value, of IES (the "IES Common Stock") will be cancelled and converted into the right to receive 1.01 shares of common stock, par value $.01 per share, of Interstate Energy (the "Interstate Energy Common Stock") rather than the .98 shares of Interstate Energy Common Stock each outstanding share of IES Common Stock was entitled to receive under the terms of the original Agreement and Plan of Merger. However, in the event, among other things, a public offering of McLeod's Class A Common Stock is not completed by such time or the offering is priced at less than $13.00 per share, the IES share exchange ratio will remain at .98. The Merger Agreement continues to provide that each outstanding share of common stock, par value $3.50 per share, of IPC will be cancelled and converted into the right to receive 1.11 shares of Interstate Energy Common Stock and that the outstanding shares of common stock, par value $.01 per share, of WPL will remain unchanged and outstanding as shares of Interstate Energy Common Stock. In this Current Report on Form 8-K, unless the context otherwise requires, all references to Interstate Energy Common Stock include, if applicable, the associated rights to purchase shares of such common stock pursuant to the terms of the Rights Agreement between WPL and Morgan Shareholder Services Trust Company, as Rights Agent thereunder, dated as of February 22, 1989.

          The Merger Agreement and the press release issued in connection with the execution of the amendment thereto are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summary of certain revised provisions of the Merger Agreement set forth above is qualified in its entirety by reference to that agreement.

   Item 7.     Financial Statements and Exhibits.

          (a)  Not Applicable.

          (b)  Not Applicable.

          (c)  Exhibits.

               The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   WPL HOLDINGS, INC.



   Date:  May 22, 1996             By:  /s/ Edward M. Gleason
                                        Edward M. Gleason
                                        Vice President, Treasurer and
                                          Corporate Secretary

                               WPL HOLDINGS, INC.

                            EXHIBIT INDEX TO FORM 8-K
                            Report Dated May 22, 1996


                             Exhibit

    (2.1) Amendment No. 1 to Agreement and Plan of Merger and Stock Option Agreements, dated May 22, 1996, by and among WPL Holdings, Inc., IES Industries Inc., Interstate Power Company, AMW Acquisition, Inc., WPLH Acquisition Co. and Interstate Power Company.

    (2.2) Agreement and Plan of Merger, dated as of November 10, 1995, by and among WPL Holdings, Inc., IES Industries Inc., Interstate Power Company and AMW Acquisition, Inc. [Incorporated by reference to Exhibit (2.1) to WPL Holdings, Inc.'s Current Report on Form 8-K, dated November 10, 1995]

    (99)         WPL Holdings, Inc., IES Industries Inc. and
                 Interstate Power Company Press Release,
                 dated May 22, 1996.